UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2014

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 11, 2014, CNO Financial Group, Inc. (the "Company") issued: (i) a press release announcing its financial results for the quarter ended December 31, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference; and (ii) additional financial information related to the Company's financial and operating results for the quarter ended December 31, 2013, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In the press release described above, the Company also announced that two of its insurance subsidiaries have entered into 100% coinsurance agreements ceding $550 million of closed block long-term care statutory reserves in the Other CNO Business segment to Beechwood Re Ltd.

The information contained under Item 2.02 and Item 7.01 in this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01(d).	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

99.1	Press release dated February 11, 2014 related to financial results for the quarter ended December 31, 2013.
99.2	Quarterly Financial Supplement - 4Q2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: February 11, 2014
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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